HOCKER, LOVELETT, HARGENS & YENNIE, P.C.
                          Certified Public Accountants


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Double Eagle Petroleum and Mining Co. on Amendment No. 1 to Form SB-2 of our report dated October 18, 1996 relating to the financial statements of Double Eagle Petroleum and Mining Co. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




                                   /s/  Hocker, Lovelett, Hargens & Yennie, P.C.


Casper, Wyoming
November 27, 1996